HAROLD Y. SPECTOR, CPA
CAROL S. WONG, CPA

SPECTOR & WONG, LLP
Certified Public Accountants
(888) 584-5577
FAX (626) 584-6447
spectorwongcpa@aol.com

80 SOUTH LAKE AVENUE
SUITE 733
PASADENA, CALIFORNIA 91101

August 23, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read Item 4.01 of From 8-K dated August 23, 2006 of ImmunoTechnoligy Corporation and are in agreement with the statements contained therein, except for the fifth and sixth paragraphs of which we have no basis to agree or disagree.

Sincerely,

Spector & Wong, LLP